Exhibit 10.2

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") made and entered into as of the 22nd day of December, 2003, and to be effective as of the date of closing by and between NOXSO Corporation, a Virginia corporation, with offices at 1065 South 500 West, Bountiful, UT 84010 ("Buyer") and The FOUNDATION FOR ADVANCED RESEARCH, a California non-profit corporation, with offices at 661 - 36th Street, Manhattan Beach, CA 90266 ("Seller").

                                   WITNESSETH:

         WHEREAS, Seller is the owner of significant deposits of Perlite in Mojave County, Arizona, and has related know-how as to the uses, benefits and harvesting of such Perlite.

         WHEREAS, Seller desires to convey to Buyer and Buyer desires to acquire from Seller an undivided interest in all the rights, title and interest to a certain initial quantity of Perlite of the total amount owned by Seller together with any rights of Seller associated and/or connected thereto for the development, excavation and harvesting of the Perlite, all upon the terms and conditions and subject to the limited exceptions set forth herein.

         WHEREAS, Buyer has researched the financial, operational and potential enhanced product benefits to Buyer's dry-stacked block masonry products that may be achieved utilizing the Perlite, together with the potential for a stable, long-term supply of such Perlite from Seller, and Buyer has determined that the purchase of an initial quantity of the Perlite owned by Seller on the terms and conditions and subject to the limited exceptions set forth herein would be in the best interest of Buyer.

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements of the parties hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows.


                                    Section 1
                          PURCHASE AND SALE OF PERLITE

         1.1 Purchase and Sale of Perlite Assets. Upon the terms and subject to the conditions of this Agreement, Buyer hereby purchases, accepts, and acquires from Seller, and Seller hereby sells, transfers, assigns, conveys, and delivers to Buyer, all right, title, and interest of Seller in and to all of the rights and assets, real, personal, and mixed, tangible or intangible, an undivided interest in One Million Six Hundred Thousand Tons (1,600,000 Tons) of In-Situ or In-Place Perlite assets, as owned or held by Seller. Subject to such express exclusion and qualification, the foregoing rights and assets shall hereinafter collectively be referred to as the "Assets." Without in any way limiting the generality of the foregoing, the Assets shall include all right and interest owned or held by the Seller in the following:

                  a. Technical Documentation All technical and descriptive materials relating to the acquisition, design, development, use, or maintenance of the Perlite (the "Technical Documentation").

                  b. Perlite. The Perlite as more fully in Exhibit A hereto (the "Perlite").

                  c. Authorizations. All governmental approvals, authorizations, certifications, consents, variances, permissions, licenses, and permits to or from, or filings, notices, or recordings to or with, federal, state, and local governmental authorities that relate to the Perlite.

         1.2 No Liabilities Assumed. Except as expressly set forth in Section 2 below, Buyer shall not assume or be responsible for any liability or obligation of Seller of any kind, known or unknown, contingent or otherwise.

                                    Section 2
                                PRICE AND PAYMENT

         2.1 Consideration for Asset Assignment. The aggregate consideration for the Assets (the "Purchase Price") shall be at the appraised value for the In-Situ Perlite of $5.00 per ton, as set forth in Exhibit 2.1, attached hereto and incorporated herein by reference, for a Total Purchase Price of EIGHT MILLION DOLLARS US ($8,000,000 US), and such total purchase price shall be paid to Seller by Buyer with the issuance of ONE MILLION SIX HUNDRED THOUSAND (1,600,000) SHARES of Buyer's restricted common stock (the "Shares") to Seller.

         2.2 Closing. The Closing of the purchase of the Assets (the "Closing") shall take place in Utah at the offices of Buyer. The Closing shall take place on a date no later than the 31st of January, 2004 (the "Closing Date") or at such other place and time as the Buyer and the Seller may otherwise agree. At the Closing, the Company will deliver to the Seller certificates evidencing the 1,600,000 shares of Common Stock that Seller is being issued as the full purchase price and Seller shall deliver to the Buyer all documents and approvals required to transfer all right, title and interest to the CD from the Investor to the Company free and clear of any and all Liens.


                                    Section 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         3.1 Representations and Warranties. Seller hereby represents and warrants the following to Buyer. Buyer and Seller have entered into this Agreement on the condition that Seller make the following representations and warranties, which representations and warranties were and are a material inducement to Buyer entering into this Agreement, and Buyer would not have entered into this Agreement except in reliance upon the representations and warranties of Seller made herein.

                  3.1.1 Consents. All required approvals or consents have been obtained in connection with the execution of this Agreement by Seller and with the performance by Seller of Seller's obligations hereunder.

                  3.1.2 Contracts. Neither this Agreement nor the transactions contemplated hereby violates or shall violate any contract, document, understanding, agreement or instrument to which Seller is a party or by which Seller may be bound, or any contract, document, understanding, agreement or instrument affecting the Assets.

                  3.1.3 Lawsuits. Seller has received no written notice of any pending or threatened lawsuits or asserted or unasserted claims, condemnation or eminent domain proceedings, or proceedings in lieu thereof, relating to the Assets.

                  3.1.4 Notice of Violation. Seller has not received notification of any violation of any laws, rules or regulations with respect to, or which would affect the use of the Assets.

                  3.1.5 Contracts. There are no contracts relating to the Assets to which Seller is a party, or which Seller has assumed, has agreed to be bound by or has agreed to pay on, that will obligate Buyer.

                  3.1.6 Authority. Seller has been duly authorized to enter into this Agreement and to sell the Assets pursuant to the terms and conditions hereof, and the parties and persons executing this Agreement on behalf of Seller have been duly authorized to execute this Agreement and to take such other actions as may be necessary or appropriate to consummate the transactions contemplated hereby.

                  3.1.7 Good and Marketable Title. Upon the mutual execution of this Agreement, Buyer shall obtain good and marketable title to all of the Assets, free and clear of all title defects, liens, restrictions, claims, charges, security interests, or other encumbrances of any nature whatsoever (except for the Assumed Invoice) leases, chattel mortgages, conditional sales contracts, collateral security arrangements, or other title or interest retention arrangements.

                  3.1.8 Accredited Investor Status. Seller is an "accredited investor" for purposes of Regulation D under the Securities Act of 1933, as amended (the "Securities Act") and Seller has sufficient knowledge and experience in evaluating and investing in companies similar to Buyer in terms of Buyer's stage of development so as to be able to evaluate the risks and merits of its investment in Buyer and is able financially to bear the risks thereof. Seller was not organized for the purpose of acquiring the Shares.

                  3.1.9 Investment Purposes. Seller is acquiring the Shares, subject to the terms hereof, for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof, and Seller has no present intention of selling or granting any participation in, or otherwise distributing the same. By executing this Agreement, Seller further represents and warrants that it has no contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

                  3.1.10 Access to Information. Seller has had access to any and all information concerning Buyer that it and its financial, tax and legal advisors required or considered necessary to make a proper evaluation of this investment. Specifically, Seller has had the opportunity to review Buyer's last annual report on Form 10-KSB, dated March 31, 2003, and all subsequent filings by Buyer with the Securities and Exchange Commission. Further, Buyer has advised Seller that (i) there have been material developments that are not fully described in such filings, (ii) Buyer's financial statements and other information contained in such filings do not reflect material changes that have occurred since the date of the last Buyer financial statement and (iii) Buyer believes that updated financial and business information would be material to an investment decision. Notwithstanding the foregoing, Seller has declined to review, accept or consider additional information in making an investment decision. In making the decision to acquire the Shares, Seller and its advisers have relied solely upon their own independent investigations, and fully understand that there are no guarantees, assurances or promises in connection with any investment hereunder and understand that the particular tax consequences arising from this investment in Buyer will depend upon its individual circumstances. Seller further understands that no opinion is being given as to any securities or tax matters involving the offering.

                  3.1.11 Exempt Transaction. Seller understands that the Shares have not been registered under the Securities Act and must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.

                  3.1.12 Legend. Seller also understands and agrees that stop transfer instructions relating to the Shares will be placed in Buyer's stock transfer ledger, and that the certificates evidencing the Shares will bear legends in substantially the following form:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

         3.2 Survival of Representations and Warranties. All of the representations and warranties of the Seller set forth in Section 3.1 hereof shall survive the execution, deliver and closing of the transactions described herein.


                                    Section 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         4.1 Representations and Warranties. Buyer hereby makes the following representations and warranties to Seller. Buyer and Seller have entered into this Agreement on the condition that Buyer make the following representations and warranties, which representations and warranties were and are a material inducement to Seller entering into this Agreement, and Seller would not have entered into this Agreement except in reliance upon the representations and warranties of Buyer made herein.

                  4.1.1 Consents. All required approvals or consents have been obtained in connection with the execution of this Agreement by Buyer and with the performance by Buyer of Buyer's obligations hereunder.

                  4.1.2 Contracts. Neither this Agreement nor the transactions contemplated hereby violates or shall violate any contract, document, understanding, agreement or instrument to which any Buyer is a party or by which Buyer may be bound.

                  4.1.3 Authority. Buyer has been duly authorized to enter into this Agreement and to purchase the Assets pursuant to the terms and conditions hereof, and the person executing this Agreement on behalf of Buyer has been duly authorized to execute this Agreement and to take such other actions as may be necessary or appropriate to consummate the transactions contemplated hereby.

         4.2 Survival of Representations and Warranties. All of the representations and warranties of Buyer set forth in Section 4.1 hereof shall survive the execution, deliver and closing of the transactions described herein.


                                    Section 5
                                   DELIVERIES

         5.1 Deliveries. On the closing date hereof or as soon thereafter as is reasonably practicable, Buyer and Seller shall take the following actions, in addition to such other actions as may otherwise be required under this
Agreement:

                  a. Conveyance Instruments. Seller and Buyer shall mutually execute and deliver to each other a bill of sale in substantially the same form as attached hereto as Exhibit 5.1, and such other assignments and other instruments of conveyance and transfer as such party may reasonably request to effect the transactions described herein.

         5.2 Further Assurances. After the date hereof, without further consideration, the parties shall take all such other action and shall procure or execute, acknowledge, and deliver all such further certificates, conveyance instruments, consents, and other documents as the other party or its counsel may reasonably request (1) to vest in Buyer, and perfect and protect Buyer's right, title, and interest in, and enjoyment of, the Assets, or (2) as otherwise required to achieve the purposes hereof.

                                    Section 6
                                  MISCELLANEOUS

         6.1 Entire Agreement. This Agreement (including the Exhibits), and the other certificates, agreements, and other instruments to be executed and delivered by the parties in connection with the transactions contemplated hereby; constitute the sole understanding of the parties with respect to the subject matter hereof. No amendment, modification, or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

         6.2 Parties Bound by Agreement; Successors and Assigns. The terms, conditions, and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof. With the prior written consent of Seller, which consent shall not be unreasonably withheld, Buyer may assign its rights, duties, or obligations hereunder or any part thereof to any other person or entity, which shall thereupon become Buyer, provided that at the time of such assignment Buyer unconditionally and irrevocably guarantees the payment and performance of any duties or obligations so assigned.

         6.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. Facsimile signatures shall be deemed to be original signatures for purposes of this Agreement.

         6.4 Headings. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

         6.5 Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party that is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

         6.6 Expenses. The parties shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accounts, and counsel.

         6.7 Notices. Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing addressed as provided below and if either (a) actually delivered at said address, (b) in the case of a letter, seven business days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified, return receipt requested or (c) transmitted to any address outside of the United States, by telecopy and confirmed by overnight or two-day courier. If to the Seller, to the Seller's address as set forth in Annex I or at such other address as the Seller shall have specified by notice to Buyer. If to Buyer, to Buyer's address set forth herein, or at such other address as Buyer shall have specified by notice to the Seller.

         6.8 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Utah without giving effect to the principles of conflicts of law thereof. Any judicial proceeding brought to enforce this Agreement, or any matter related thereto, shall be brought in the appropriate courts for Davis County, State of Utah or the appropriate United States District Court located in the State of Utah. By execution of this Agreement, each party accepts and agrees to the exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

         6.9 Survival of Agreements. All Covenants, agreements, representations, and warranties made herein shall survive the execution and delivery of this Agreement.

         6.10 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision, the remaining provisions being deemed to continue in full force and effect.

         6.11 Construction. This Agreement shall not be construed against the party preparing it, and shall be construed without regard to the identity of the person who drafted it or the party who caused it to be drafted, and any uncertainty or ambiguity shall not be interpreted against any one party. As a result of the foregoing, any rule of construction that a document is to be construed against the drafting party shall not be applicable.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the 21st of January 2004.


BUYER                                     SELLER

NOXSO CORPORATION                         THE FOUNDATION FOR ADAVANCED RESEARCH



By  /s/ Richard J. Anderson               By /s/ Clint W. Walker
   -------------------------------           -----------------------------------
   Richard J. Anderson, President            Clinton W. Walker, President & CEO

                                    EXHIBIT A

                             DESCRIPTION OF PERLITE



                                 TO BE COMPLETED

EXHIBIT 5.1

                           BILL OF SALE AND ASSIGNMENT


         For good and valuable consideration, the receipt of which is hereby acknowledged, effective as of January ___, 2004 (the "Closing"), and pursuant to the terms of the Asset Purchase Agreement dated December 22, 2003 (the "Asset Purchase Agreement"), between Noxso Corporation, a Virginia corporation ("Buyer"), as transferee of certain rights, title and interest of The FOUNDATION FOR ADVANCED RESEARCH, a California non-profit corporation ("Seller") (with all capitalized terms not otherwise defined herein having the meanings ascribed to them in the Asset Purchase Agreement), Seller hereby sells, assigns, grants, conveys, transfers and delivers to Buyer all of the Assets (as defined in the Asset Purchase Agreement), free and clear of all Liens.

         After the date hereof, the Seller will execute and deliver from time to time at the request of Buyer all such further instruments as, in the reasonable opinion of Buyer's counsel, may be required in order to vest in Buyer full and complete title to and the right to access and utilize the Assets.

         The delivery by Seller of this Bill of Sale and Assignment and the acceptance by Buyer of this Bill of Sale and Assignment shall not alter, in any manner, any of the rights or obligations of the parties to the Asset Purchase Agreement as set forth therein.

                                           The FOUNDATION FOR ADVANCED RESEARCH,
                                           a California non-profit corporation



                                           By:
                                               ---------------------------------
                                               Clinton M. Walker
                                               Its: President & CEO


                                   Acceptance

         Noxso Corporation, a Virginia corporation ("Buyer") hereby accepts the foregoing sale and assignment of the Assets, as defined in the Asset Purchase Agreement, and hereby agrees to pay for such Assets with the issuance of the shares of restricted Common Stock as set forth in the Asset Purchase Agreement. Buyer is not assuming or agreeing to pay or perform any Liens or obligations of Seller.

Dated as of January __, 2004                         NOXSO CORPORATION,
                                                     a Virginia corporation


                                                     By:
                                                        ------------------------
                                                        Richard J. Anderson
                                                        Its: President